Debtor: In re VidAngel, Inc. MONTHLY OPERATING REPORT
CHAPTER 11
Case Number: 17-29073-KRA

Form 2-A
COVER SHEET

For Period Ending August 31, 2020

Accounting Method:	Accrual Basis ☒	Cash Basis

THIS REPORT IS DUE 14 DAYS AFTER THE END OF THE MONTH

Debtor must attach each of the following reports/documents unless the U.S. Trustee has waived the requirement in writing. File the original with the Clerk of Court. Submit a duplicate, with original signature, to the U.S. Trustee.

Mark One Box for EachRequired Document:

Report/Document Attached		Previously Waived		REQUIRED REPORTS/DOCUMENTS

☒		☐	1.	Cash Receipts and Disbursements Statement (Form 2-B)

☒		☐	2.	Balance Sheet (Form 2-C)

☒		☐	3.	Profit and Loss Statement (Form 2-D)

☐		☐	4.	Supporting Schedules (Form 2-E)

☐		☐	5.	Quarterly Fee Summary (Form 2-F)

☒		☐	6.	Narrative (Form 2-G)

☐		☐	7.	Bank Statements for All Bank Accounts
				IMPORTANT: Redact account numbers and remove check images
☐		☐	8.	Cash Receipts and Disbursements Statement (Form 2-B)

I declare under penalty of perjury that the following Monthly Operating Report, and anyattachments thereto are true, accurate and correct to the best of my knowledge and belief.

Executed on:	9/21/2020	Print Name:		Patrick Reilly

		Signature:		/s/ Patrick Reilly

		Title:		Chief Financial Officer

				Rev. 12/10/2009

Debtor:	In re VidAngel, Inc.	CASE NO:	17-29073-KRA

Form 2-B
CASH RECEIPTS AND DISBURSEMENTS STATEMENT

For Period: Aug 01, 2020 to Aug 31, 2020

CASH FLOW SUMMARY	Current Month	Accumulated

1. Beginning Cash Balance	$7,236,997(1)	$3,449,285(1)

2. Cash Receipts
Operations	$2,729,523	$43,549,858
Sales of Assets	$-	$-
Loans/advances	$-	$-
Other	$59	$13,587

Total Cash Receipts	$2,729,582	$43,563,445

3. Cash Disbursements
Operations	$2,781,957	$36,466,829
Debt Service/Secured Loan Payment	$-	$-
Professional fees/U.S. Trustee fees	$-	$3,142,290
Other	$50,446	$269,435

Total Cash Disbursements	$2,832,403	$39,878,554

4. Net Cash Flow (Total Cash Receipts less	$(102,821)	$3,684,891
Total Cash Disbursements)

5. Ending Cash Balance (to Form 2-C)	$7,134,176(2)	$7,134,176(2)

	Financial Institution	Book Balance

Petty Cash	Petty Cash Drawer - PJR	6,819
DIP Operating Account	ZIONS BANK - XXXXX1843	70,384
DIP Sweep Account	ZIONS BANK - XXXXX0646	527,491
Business CD Account	ZIONS BANK - XXXXX9753	150,379
Stripe Reserved Funds	Stripe	-
Trustee Account	Independent Bank (Trustee)	6,258,722
Paypal Account	vidangelcom@xxxxxxxxx.xxx	120,381

TOTAL (must agree with Ending Cash Balance above)		$7,134,176

(1) Accumulated beginning cash balance is the cash available at the commencement of the case.
   Current month beginning cash balance should equal the previous month's ending balance.
(2) All cash balances should be the same.

Debtor:	In re VidAngel, Inc.	CASE NO:	17-29073-KRA

Form 2-C
COMPARATIVE BALANCE SHEET

For Period Ended: Aug 31, 2020

ASSETS		Current Month	Petition Date (1)
Current Assets:
Cash (from Form 2-B, line 5)		$7,134,176	$3,449,285
Accounts Receivable (from Form 2-E)		2,001,888	336
Inventory		1,954,718	1,758,664
Other Current Assets: (list)	Note Receivable	107,166	126,725
	Deposits & Pre-Payments	154,880	595,963

Total Current Assets		$11,352,828	$5,930,973

Fixed Assets:
Land			$-
Building		-	-
Equipment, Furniture and Fixtures		581,102	359,604
Total Fixed Assets		581,102	359,604
Less: Accumulated Depreciation		(446,667)	(182,607)
Net Fixed Assets		$134,436	$176,998
TOTAL ASSETS		$11,487,264	$6,107,971

LIABILITIES
Post-petition Accounts Payable (from Form 2-E)		$3,433,422	$-
Post-petition Accrued Professional Fees (from Form 2-E)		618,891	-
Post-petition Taxes Payable (from Form 2-E)		9,910	-
Other Post-petition Payable (List):	Zion's Credit Card	64,615	-
	American Express	26,327	-
	Deferred Season Pass	133,669	-
	Total Post-Petition Liabilities	$4,286,834	$-

Pre-Petition Liabilities:
Secured Debt		-	-
Priority Debt		9,563	11,442
Unsecured Debt		4,027,593	5,273,610

Total Pre-Petition Liabilities		$4,037,156	$5,285,052
TOTAL LIABILITIES		$8,323,991	$5,285,052
OWNER'S EQUITY
Owner's/Stockholder's Equity		$13,491,325	$13,188,370
Retained Earnings - Pre-petition		(12,365,451)	(12,365,451)
Retained Earnings - Post-petition		2,037,399	-

TOTAL OWNERS' EQUITY		$3,163,273	$822,919
TOTAL LIABILITIES AND OWNERS' EQUITY		$11,487,264	$6,107,971

(1) Petition date values are taken from the Debtor's balance sheet as of the petition date or are the values listed on the Debtor's schedules.

Debtor:	In re VidAngel, Inc.	CASE NO:	17-29073-KRA

Form 2-D
PROFIT AND LOSS STATEMENT

For Period Aug 1, 2020 to Aug 31, 2020

	Current Month	Accumulated Total (1)
Gross Operating Revenue	$3,859,467	$49,505,894
Less: Discounts, Returns and Allowances	$(1,106)	$(172,988)
Net Operating Revenue	$3,858,361	$49,332,906
Cost of Goods Sold	2,289,733	22,614,356
Gross Profit	$1,568,628	$26,718,551

Operating Expenses
Officer Compensation	52,500	2,033,250
Selling, General and Administrative	1,233,138	22,398,103
Rents and Leases	-	-
Depreciation, Depletion and Amortization	10,288	264,060
Other (list):	-	-
	-	-

Total Operating Expenses	$1,295,926	$24,695,413

Operating Income (Loss)	$272,702	$2,023,138

Non-Operating Income and Expenses
Other Non-Operating Expenses	-	-
Gains (Losses) on Sale of Assets	-	-
Interest Income	59	26,992
Interest Expense	(11)	(251)
Other Non-Operating Income or (Expenses)	-	-

Net Non-Operating Income or (Expenses)	$49	$26,741

Reorganization Expenses
Legal and Professional Fees	-	12,481
Other Reorganization Expense	-	-

Total Reorganization Expenses	$-	$12,481
Net Income (Loss) Before Income Taxes
Federal and State Income Tax Expense (Benefit)	-	-
Net Income (Loss)	$272,750	$2,037,399

DEBTOR:	In re VidAngel, Inc.	CASE NO:	17-29073-KRA

Please provide a brief description of any significant business and legal actions taken by the debtor, its creditors, or the court during the reporting period, any unusual or non-recurring accounting transactions that are reported in the financial statements, and any significant changes in the financial condition of the debtor which have occurred subsequent to the report date.

On October 18, 2017, the Debtor filed its chapter 11 petition. The Debtor operated as a debtor-in-possession under 11 U.S.C. s 107-1108 until August 28, 2019, when by court order George Hofmann was appointed Chapter 11 Trustee (the "Trustee").

Asset and liability balances may be over or understated and are subject to material modification. The financial statements may change as information becomes available to the Trustee. The Trustee may dispute the nature and amount of the assets and liabilities presented in these financial statements.

As new information and evidence becomes available, the balance sheet will be updated to reflect the correct amounts of assets and liabilities. The fact that liabilities and assets are omitted, listed and/or adjusted on the balance sheet does not necessarily reflect the final opinion as to the eventual treatment of the assets and liabilities in a plan of reorganization or otherwise.